EXHIBIT 12

FIRSTENERGY CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2007	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$1,040,868	$983,743
Interest and other charges, before reduction for amounts capitalized	593,091	533,356
Provision for income taxes	695,467	624,887
Interest element of rentals charged to income (a)	146,390	170,065

Earnings as defined	$2,475,816	$2,312,051

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest expense	$593,091	$527,569
Subsidiaries’ preferred stock dividend requirements	-	5,787
Adjustments to subsidiaries’ preferred stock dividends
to state on a pre-income tax basis	-	3,676
Interest element of rentals charged to income (a)	146,390	170,065

Fixed charges as defined	$739,481	$707,097

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	3.35	3.27

____________________

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined which we believe represents an appropriate interest factor.

EXHIBIT 12

FIRSTENERGY SOLUTIONS CORP.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2007	2006
	(Dollars in Thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$408,684	$311,956
Interest and other charges, before reduction for amounts capitalized	132,749	140,544
Provision for income taxes	243,736	184,572
Interest element of rentals charged to income (a)	1,092	1,168

Earnings as defined	$786,261	$638,240

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest expense	$132,749	$140,544
Interest element of rentals charged to income (a)	1,092	1,168

Fixed charges as defined	$133,841	$141,712

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	5.87	4.50

____________________

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined which we believe represents an appropriate interest factor.

EXHIBIT 12

OHIO EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2007	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$147,862	$166,536
Interest and other charges, before reduction for amounts capitalized	62,749	60,662
Provision for income taxes	79,074	91,239
Interest element of rentals charged to income (a)	60,370	67,064

Earnings as defined	$350,055	$385,501

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$54,493	$49,280
Other interest expense	8,256	10,914
Subsidiaries’ preferred stock dividend requirements	-	467
Adjustments to subsidiaries’ preferred stock dividends
to state on a pre-income tax basis	-	291
Interest element of rentals charged to income (a)	60,370	67,064

Fixed charges as defined	$123,119	$128,016

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	2.84	3.01

____________________

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined which we believe represents an appropriate interest factor.

EXHIBIT 12

JERSEY CENTRAL POWER & LIGHT COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2007	2006
	(Dollars in thousands)

EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$163,957	$153,355
Interest and other charges, before reduction for amounts capitalized	79,467	70,092
Provision for income taxes	118,637	120,506
Interest element of rentals charged to income (a)	6,143	6,635

Earnings as defined	$368,204	$350,588

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$65,949	$56,612
Other interest expense	13,518	13,480
Interest element of rentals charged to income (a)	6,143	6,635

Fixed charges as defined	$85,610	$76,727

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.30	4.57

____________________

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined which we believe represents an appropriate interest factor.

EXHIBIT 12

METROPOLITAN EDISON COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2007	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$75,797	$82,981
Interest and other charges, before reduction for amounts capitalized	38,471	35,546
Provision for income taxes	53,145	55,390
Interest element of rentals charged to income (a)	1,509	1,324

Earnings as defined	$168,922	$175,241

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$21,032	$25,987
Other interest expense	17,439	9,559
Interest element of rentals charged to income (a)	1,509	1,324

Fixed charges as defined	$39,980	$36,870

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.23	4.75

____________________

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined which we believe represents an appropriate interest factor.

EXHIBIT 12

PENNSYLVANIA ELECTRIC COMPANY

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

	Nine Months Ended
	September 30,
	2007	2006
	(Dollars in thousands)
EARNINGS AS DEFINED IN REGULATION S-K:
Income before extraordinary items	$74,237	$56,666
Interest and other charges, before reduction for amounts capitalized	38,426	33,974
Provision for income taxes	49,025	39,251
Interest element of rentals charged to income (a)	2,402	2,387

Earnings as defined	$164,090	$132,278

FIXED CHARGES AS DEFINED IN REGULATION S-K:
Interest on long-term debt	$22,642	$20,937
Other interest expense	15,783	13,037
Interest element of rentals charged to income (a)	2,402	2,387

Fixed charges as defined	$40,827	$36,361

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES	4.02	3.64

____________________

(a) Includes the interest element of rentals where determinable plus 1/3 of rental expense where no readily defined interest element can be determined which we believe represents an appropriate interest factor.